                                                                    Exhibit 99.1



             U.S. HOME & GARDEN TRUST I c/o U.S. HOME & GARDEN INC.
                              655 Montgomery Street
                         San Francisco, California 94111

                  PROXY FOR SPECIAL MEETING OF HOLDERS OF 9.40%
                    CUMULATIVE TRUST PREFERRED SECURITIES OF
              U.S. HOME GARDEN TRUST I TO BE HELD ON JUNE 23, 2003
                 THIS PROXY IS SOLICITED BY THE TRUST'S PARENT,
                             U.S. HOME & GARDEN INC.

         The undersigned hereby appoints Robert Kassel and David Harper, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the special meeting of holders of trust preferred securities of U.S. Home & Garden Trust I (the "Trust"), on June 23, 2003, at 655 Montgomery Street, Suite 830, San
Francisco, California 94111, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. A proposal to approve and adopt amendments to Section 8.1 of the Junior Subordinated Indenture, and Sections 7.1 and 9.1 of the Guarantee Agreement, each between U.S. Home & Garden and Wilmington Trust Company, as trustee, and dated as of April 17, 1998, and Sections 5.10 and 10.7 of the Amended and Restated Trust Agreement of the Trust among U.S. Home & Garden, Wilmington Trust, as trustee, and certain administrative trustees named therein, dated as of April 17, 1998, which amendments provide that the proposed sale by U.S. Home & Garden's wholly-owned subsidiaries, Easy Gardener, Inc. and Ampro Industries, Inc., of their properties and assets substantially as an entirety (which also comprise, indirectly, on a consolidated basis, substantially all of the properties and assets of U.S. Home & Garden) to Easy Gardener Products, Ltd., as set forth in the asset purchase agreement between the parties thereto dated December 11, 2002, as amended on May 23, 2003, and described in the accompanying proxy statement/prospectus, shall be deemed to be a transfer by U.S. Home & Garden of U.S. Home & Garden's properties and assets substantially as an entirety under Sections 8.1 and 8.2 of the Indenture, Sections 7.1,
         7.2 and 9.1 of the Guarantee and Sections 5.10 and 10.7 of the Trust Agreement and to add confirming changes to the foregoing documents to reflect (a) the implementation of the amendments described above and
         (b) the change in parties from U.S. Home & Garden to Easy Gardner Products, including the definition of "Business Day" to reflect the fact that Easy Gardner Products is located in Texas and will observe the holidays observed in that jurisdiction rather than in California; and the authorization for the Wilmington Trust, as the holder of the debentures issued pursuant to the Indenture, to consent to the amendment of the Indenture as described herein and to enter into an Amended and Restated Junior Subordinated Indenture, Amended and Restated Guarantee Agreement and Second Amended and Restated Trust Agreement to reflect the foregoing.

            FOR         |_|
            AGAINST     |_|
            ABSTAIN     |_|


2. A proposal to adjourn or postpone the meeting to a later date for purposes of soliciting additional votes.

            FOR         |_|
            AGAINST     |_|
            ABSTAIN     |_|


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                                    (continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.


                                    DATED: __________________________, 2003

                                    Please sign exactly as name appears hereon.
                                    When securities are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                    --------------------------------------------
                                        Signature


                                    --------------------------------------------
                                        Signature if held jointly




    Please mark, sign, date and return this proxy card to the Administrative
                 Trustees promptly using the enclosed envelope.

                                      -2-